Exhibit 99.1

Skillsoft Reports Financial Results for the Second Quarter of Fiscal 2025

●	Delivered strong improvements in Adjusted EBITDA and margin expansion
●	Reaffirmed financial outlook for the full fiscal year
●	Appointed Executives for our two business units with each fully accountable for contribution margin
●	Hosted successful virtual Investor Day, showcasing strategic vision and growth initiatives

DENVER – September 9, 2024 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the second quarter of fiscal 2025 ended July 31, 2024.

Fiscal 2025 Second Quarter Select Metrics and Financials from Continuing Operations (1)(2)

●	Talent Development Solutions (formerly known as Content & Platform) Revenue of $102 million down 1% from prior year. Total Revenue of $132 million declined 6%, primarily due to a 20% decline in Global Knowledge (formerly known as Instructor Led Training) Revenue to $31 million.
●	Net Loss of $40 million compared to net loss of $32 million in the prior year. Net Loss per share of $4.84 compared to net loss per share of $4.00 in the prior year. Adjusted Net Loss of $20 million improved from Adjusted Net Loss of $30 million in the prior year. Adjusted Net Loss per share of $2.40 improved from Adjusted Net Loss per share of $3.68 in the prior year.
●	Adjusted EBITDA from continuing operations of $28 million, reflecting a margin of 21% of Revenue, compared to $25 million and a margin of 18% of Revenue in the prior year.
●	Ended the quarter with $130 million of cash, cash equivalents, and restricted cash.

“Our revenue and adjusted EBITDA performance were in line with our expectations for the quarter," said Ron Hovsepian, Skillsoft’s Executive Chair and Chief Executive Officer. "Our progress on the ‘Fix the Basics’ strategy, including transitioning to a dual business unit structure, already shows improved outcomes. Key leaders have been added, which will further accelerate our efforts. This progress strengthens our foundation for continued profitable growth, unlock shareholder value, and customer success.”

Fiscal 2025 Second Quarter Business Highlights

●	Microsoft and Skillsoft partnered to innovate GenAI upskilling programs; designed to empower organizations and their workforce to harness the full potential of Microsoft AI and GenAI technology in their daily operations, driving productivity and innovation through interactive virtual environments, outcome-oriented assessments and personalized results and feedback.
●	Launched a reimagined Skillsoft platform user experience, featuring a personalized, AI-driven learner experience with enhanced intuitive design and sequenced learning paths to maximize engagement and effectiveness.
●	Recognized with multiple industry-leading awards. Most notably, Skillsoft was named “Overall eLearning Company of the Year” in the Edtech Breakthrough Awards, recognizing our eLearning excellence and AI innovations we have brought to market over the last 12 months. Skillsoft was also recognized by Training Industry as a “Top AI in Training” company.
●	Released our 2024 C-Suite Perspectives report, uncovering a critical skills crisis in cybersecurity, AI, and data science areas. The report highlights the increasing difficulty in attracting and hiring candidates with the right skills, compounded by the rapid pace of technological change, making skills training challenging. However, new training approaches that prioritize both non-traditional technical skills and essential "soft" skills are starting to close these gaps, helping to build stronger, more agile teams.
●	Hosted Investor Day, where leadership outlined the company’s strategic priorities, recent innovations, and financial performance. The event highlighted the focus on AI-driven learning solutions and long-term growth strategies, reaffirming commitment to delivering value through continuous innovation and platform enhancement.

“I am pleased with the progress we made this quarter towards our longer-term goals to grow at or above market rates in all areas of our business,” said Rich Walker, Skillsoft’s Chief Financial Officer. “Equally important, we remain laser focused on near-term operational execution and are reaffirming our outlook for FY25.”

Full-Year Fiscal 2025 Financial Outlook (2)

The following table reflects Skillsoft’s reaffirmed financial outlook for the fiscal year ending January 31, 2025, based on current market conditions, expectations, and assumptions:

GAAP Revenue	$510 million – $525 million
Adjusted EBITDA	$105 million – $110 million

(1)	Growth calculated relative to the comparable prior year period unless otherwise noted.
(2)	See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts. We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of high-quality content, an AI-enabled platform that is personalized and connected to customer needs, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skills gaps, unlocking human potential, and transforming the workforce. Learn more at www.skillsoft.com.

Non-GAAP Financial Measures and Key Performance Metrics

The Company has organized its business into two segments (or Business Units): Talent Development Solutions (formerly referred to as Content & Platform) and Global Knowledge (formerly referred to as Instructor-Led Training). We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this press release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures. We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the non-GAAP calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the below non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information.

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Adjusted net income (loss) - Adjusted net income (loss) is defined as GAAP net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

●	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
●	Restructuring charges – Severance costs and the abandonment of right-of-use assets resulting from the acquisition integration process and cost saving initiatives.
●	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
●	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
●	Stock-based compensation expense – Non-cash expense associated with stock-based compensation.
●	Executive exit costs – Costs associated with departure of executives that are not a result of restructuring initiatives.
●	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
●	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in currency exchange rates.
●	(Gain) loss on sale of business - Gain or loss on non-routine sale of business.
●	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
●	Impairment charges - Non-cash goodwill, intangible or other asset impairment charges.

Adjusted EBITDA - Adjusted EBITDA is defined as adjusted net income (loss) excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.

Adjusted operating expenses – Adjusted operating expenses are defined as GAAP costs of revenues, content and software development, selling and marketing, and general and administrative expenses, excluding depreciation expense, stock-based compensation expense, system migration costs, transformation costs, and other non-cash charges, as applicable.

Adjusted gross margin – Adjusted gross margin is defined as GAAP revenue less GAAP cost of revenues, excluding stock-based compensation expense and depreciation expense, divided by GAAP revenue for the same period.

Adjusted contribution margin – Adjusted contribution margin is defined as GAAP revenue less adjusted operating expenses, divided by GAAP revenue for the same period.

Free cash flow – Free cash flow is defined as GAAP net cash provided by (used in) operating activities less purchases of property and equipment and internally developed software.

Adjusted free cash flow (levered) – Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact for adjusted EBITDA excluded charges.

Free cash flow conversion – Free cash flow conversion is defined as free cash flow divided by adjusted EBITDA for the same period.

Net leverage – Net leverage is defined as current maturities of long-term debt, plus borrowings under accounts receivable facility, plus long-term debt, less cash and equivalents and restricted cash, divided by adjusted EBITDA for the preceding twelve-month period.

Reclassifications

Certain amounts reported in prior years have been reclassified to conform to the presentation in the current year. These reclassifications had no effect on total assets, total liabilities, total stockholders' equity, or net income (loss) for the prior year.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including revenue, non-GAAP EBITDA, and free cash flow), our product development and planning, our sales pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “forecast”, “seek”, “outlook”, “target”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors and Media

Stephen Poe

Investor Relations

Investor.relations@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares)

	July 31, 2024	January 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$122,652	$136,308
Restricted cash	7,491	10,215
Accounts receivable, net of allowance for credit losses of approximately $618 and $562 as of July 31, 2024 and January 31, 2024, respectively	110,042	185,638
Prepaid expenses and other current assets	60,873	53,170
Total current assets	301,058	385,331
Property and equipment, net	4,319	6,639
Goodwill	317,071	317,071
Intangible assets, net	484,294	539,293
Right of use assets	5,336	8,044
Other assets	14,314	17,256
Total assets	$1,126,392	$1,273,634
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	40,406	44,980
Accounts payable	14,072	14,512
Accrued compensation	28,602	31,774
Accrued expenses and other current liabilities	23,724	29,939
Lease liabilities	2,613	3,049
Deferred revenue	226,573	282,570
Total current liabilities	342,394	413,228

Long-term debt	575,364	577,487
Deferred tax liabilities	45,891	52,148
Long-term lease liabilities	7,156	9,251
Deferred revenue - non-current	1,688	2,402
Other long-term liabilities	12,477	13,531
Total long-term liabilities	642,576	654,819
Commitments and contingencies
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 8,504,829 shares issued and 8,205,052 shares outstanding at July 31, 2024, and 8,380,436 shares issued and 8,080,659 shares outstanding at January 31, 2024	1	1
Additional paid-in capital	1,556,865	1,551,005
Accumulated equity (deficit)	(1,388,680)	(1,321,478)
Treasury stock, at cost - 299,777 shares as of July 31, 2024 and January 31, 2024	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	(15,873)	(13,050)
Total shareholders’ equity	141,422	205,587
Total liabilities and shareholders’ equity	$1,126,392	$1,273,634

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenues:
Total revenues	$132,223	$141,187	$260,016	$276,741
Operating expenses:
Costs of revenues	32,471	40,467	66,942	78,291
Content and software development	14,993	17,863	30,499	34,898
Selling and marketing	40,684	40,411	82,976	86,338
General and administrative	19,395	25,085	44,704	50,381
Amortization of intangible assets	31,788	39,221	63,371	77,466
Acquisition and integration related costs	921	937	2,418	2,328
Restructuring	11,299	2,501	12,266	7,719
Total operating expenses	151,551	166,485	303,176	337,421
Operating income (loss)	(19,328)	(25,298)	(43,160)	(60,680)
Other income (expense), net	(418)	(934)	1,799	(1,309)
Fair value adjustment of warrants	—	793	—	3,645
Fair value adjustment of interest rate swaps	(6,506)	6,935	1,240	7,205
Interest income	1,045	871	1,973	1,516
Interest expense	(16,415)	(16,255)	(32,693)	(32,191)
Income (loss) before provision for (benefit from) income taxes	(41,622)	(33,888)	(70,841)	(81,814)
Provision for (benefit from) income taxes	(2,056)	(1,889)	(3,639)	(6,273)
Income (loss) from continuing operations	(39,566)	(31,999)	(67,202)	(75,541)
Gain (loss) on sale of business	—	—	—	(682)
Net income (loss)	$(39,566)	$(31,999)	$(67,202)	$(76,223)

Net income (loss) per share:
Ordinary – Basic and diluted - continuing operations	$(4.84)	$(4.00)	$(8.26)	$(9.39)
Ordinary – Basic and diluted - discontinued operations	—	—	—	(0.09)
Ordinary – Basic and diluted	$(4.84)	$(4.00)	$(8.26)	$(9.48)
Weighted average common shares outstanding:
Ordinary – Basic and diluted	8,180	8,005	8,135	8,042

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	July 31, 2024	July 31, 2023
Cash flows from operating activities:
Net income (loss)	$(67,202)	$(76,223)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of intangible assets	63,371	77,466
Share-based compensation	6,339	14,955
Depreciation	1,404	2,761
Non-cash interest expense	1,080	1,024
Non-cash property, equipment, software and lease impairment charges	2,293	4,808
Provision for credit loss expense (recovery)	56	4
(Gain) loss on sale of business	—	682
Provision for (benefit from) income taxes – non-cash	(6,271)	(6,913)
Fair value adjustment of warrants	—	(3,645)
Fair value adjustment of interest rate swaps	(1,240)	(7,205)
Change in assets and liabilities:
Accounts receivable	75,004	73,172
Prepaid expenses and other current assets, including long-term	(3,016)	(520)
Right-of-use assets	1,351	145
Accounts payable	(603)	(4,241)
Accrued expenses and other liabilities, including long-term	(9,568)	(17,379)
Lease liabilities	(2,539)	(1,081)
Deferred revenues	(56,962)	(55,825)
Net cash provided by (used in) operating activities	3,497	1,985
Cash flows from investing activities:
Purchase of property and equipment	(399)	(3,406)
Internally developed software - capitalized costs	(8,796)	(5,951)
Sale of SumTotal, net of cash transferred	—	(5,137)
Net cash provided by (used in) investing activities	(9,195)	(14,494)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(479)	(881)
Payments to acquire treasury stock	—	(8,046)
Proceeds from accounts receivable facility, net of borrowings	(4,574)	399
Principal payments on Term loans	(3,202)	(3,202)
Net cash provided by (used in) financing activities	(8,255)	(11,730)
Effect of exchange rate changes on cash and cash equivalents	(2,427)	(472)
Net increase (decrease) in cash, cash equivalents and restricted cash	(16,380)	(24,711)
Cash, cash equivalents and restricted cash, beginning of period	146,523	177,556
Cash, cash equivalents and restricted cash, end of period	$130,143	$152,845
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$122,652	$147,927
Restricted cash	7,491	4,918
Cash, cash equivalents and restricted cash, end of period	$130,143	$152,845

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenues
Talent Development Solutions	$101,652	$103,188	$199,727	$201,761
Global Knowledge	30,571	37,999	60,289	74,980
Total revenues, as reported	$132,223	$141,187	$260,016	$276,741

Net income (loss), as reported	$(39,566)	$(31,999)	$(67,202)	$(76,223)

Acquisition and integration related costs	921	937	2,418	2,328
Restructuring	11,299	2,501	12,266	7,719
Transformation costs	527	323	1,187	1,450
System migration costs	1	403	118	1,070
Stock-based compensation expense	(809)	5,831	6,339	14,955
Executive exit costs	3,326	—	3,326	—
Fair value adjustment of warrants	—	(793)	—	(3,645)
Fair value adjustment of interest rate swaps	6,506	(6,935)	(1,240)	(7,205)
Foreign currency impact	399	1,225	(1,821)	1,694
Gain (loss) on sale of business	—	—	—	682
Tax impact of adjustments	(2,251)	(934)	(2,292)	(2,319)
Adjusted net income (loss) from continuing operations	(19,647)	(29,441)	(46,901)	(59,494)

Interest expense, net	15,370	15,384	30,720	30,675
Expense (benefit from) income taxes, excluding tax impacts above	195	(955)	(1,347)	(3,954)
Depreciation	643	1,219	1,404	2,363
Amortization of intangible assets	31,788	39,221	63,371	77,466
Adjusted EBITDA from continuing operations	$28,349	$25,428	$47,247	$47,056

Weighted average common shares outstanding:
Ordinary – Basic and diluted	8,180	8,005	8,135	8,042

Ordinary basic and diluted per share information:
Net income (loss), as reported	$(4.84)	$(4.00)	$(8.26)	(9.48)
Adjusted net income (loss) from continuing operations	$(2.40)	$(3.68)	$(5.77)	$(7.40)

Adjusted net income (loss) margin %	(14.9)%	(20.9)%	(18.0)%	(21.5)%
Interest expense, net	11.6%	10.9%	11.8%	11.1%
Expense (benefit from) income taxes, excluding tax impacts above	0.1%	(0.7)%	(0.5)%	(1.4)%
Depreciation	0.5%	0.9%	0.5%	0.9%
Amortization of intangible assets	24.1%	27.8%	24.4%	28.0%
Adjusted EBITDA margin %	21.4%	18.0%	18.2%	17.0%

Adjusted gross margin	75.6%	71.6%	74.5%	72.0%
Adjusted contribution margin	21.5%	18.0%	18.2%	17.0%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Operating expenses:
GAAP costs of revenues	$32,471	$40,467	$66,942	$78,291
Depreciation	(107)	(182)	(224)	(333)
Stock-based compensation	(132)	(238)	(298)	(335)
Adjusted costs of revenues	32,232	40,047	66,420	77,623

GAAP content and software development	14,993	17,863	30,499	34,898
Depreciation	(70)	(141)	(144)	(191)
Stock-based compensation	(914)	(1,763)	(2,204)	(3,775)
System migration	(1)	(403)	(118)	(1,070)
Adjusted content and software development	14,008	15,556	28,033	29,862

GAAP selling and marketing	40,684	40,411	82,976	86,338
Depreciation	(162)	(412)	(370)	(679)
Stock-based compensation	(797)	667	(2,053)	(1,014)
Transformation	(36)	(106)	(213)	(242)
Adjusted selling and marketing	39,689	40,560	80,340	84,403

GAAP general and administrative	19,395	25,085	44,704	50,381
Depreciation	(304)	(484)	(666)	(1,160)
Stock-based compensation	2,652	(4,497)	(1,784)	(9,831)
Transformation	(533)	(508)	(1,013)	(1,593)
Executive exit costs	(3,326)	—	(3,326)	—
Adjusted general and administrative	17,884	19,596	37,915	37,797

Total GAAP operating expenses	107,543	123,826	225,121	249,908
Depreciation	(643)	(1,219)	(1,404)	(2,363)
Stock-based compensation	809	(5,831)	(6,339)	(14,955)
System migration	(1)	(403)	(118)	(1,070)
Transformation (1)	(569)	(614)	(1,226)	(1,835)
Executive exit costs	(3,326)	—	(3,326)	—
Adjusted total operating expenses	$103,813	$115,759	$212,708	$229,685

(1)	This line item does not agree to the amounts reflected on preceding table due to certain transformation expenses not being reflected in GAAP operating expenses.

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(11,440)	$(19,479)	$3,497	$1,985
Purchase of property and equipment	(246)	(1,770)	(399)	(3,406)
Internally developed software - capitalized costs	(4,432)	(3,268)	(8,796)	(5,951)
Total free cash flow	(16,118)	(24,517)	(5,698)	(7,372)
Cash impact for adjusted EBITDA excluded charges	4,015	3,097	7,098	7,792
Adjusted free cash flow (levered)	$(12,103)	$(21,420)	$1,400	$420